UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 31, 2017

Date of Report (date of earliest event reported)

AMBARELLA, INC.

(Exact name of Registrant as specified in its charter)

Cayman Islands	001-35667	98-0459628
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

3101 Jay Street

Santa Clara, CA 95054

(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 734-8888

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 31, 2017, the Board of Directors of Ambarella, Inc. (the “Company”) approved, upon recommendation of the Compensation Committee of the Board of Directors, a Fiscal Year 2018 Annual Bonus Plan (the “FY2018 Bonus Plan”). The Company’s executive team members, including named executive officers Feng-Ming Wang, George Laplante, Les Kohn, Christopher Day and Yun-Lung Chen, are eligible to participate in the FY2018 Bonus Plan. The FY2018 Bonus Plan establishes an aggregate target bonus pool for the executive team that is approximately 8.6% smaller than the executive team target bonus pool under the fiscal year 2017 bonus pool. The actual aggregate amount of the bonus pool under the FY2018 Bonus Plan will be determined by the Compensation Committee following completion of the Fiscal Year 2018 based upon the Company’s fiscal year 2018 performance against revenue and operating profit metrics established by the Board of Directors. The performance weightings are 50% for the revenue metric and 50% for the operating profit metric. On-target performance is intended to result in an aggregate bonus pool payout at target levels. Above target performance is intended to result in aggregate bonus pool payouts above target levels, with a maximum payout equal to 135% of the annual targeted bonus pool payout, absent approval otherwise by the Board of Directors. Threshold performance would result in a payout of 70% of the targeted bonus pool, with failure to achieve the threshold performance goals resulting in no payout from the bonus pool. The Compensation Committee of the Board of Directors has discretion to individually apportion from such bonus pool and pay bonuses, if any, to individual executives that are based on achievement of corporate goals and individual objectives. Any bonus plan payouts will be made no later than two and one-half months following the end of the Company’s fiscal year 2018, and generally are subject to continued employment through the payment date. The Compensation Committee of the Board of Directors and our Board of Directors has discretion to reduce, eliminate or increase the size of the bonus pool and the individual bonuses.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 6, 2017	Ambarella, Inc.

/s/ George Laplante
George Laplante
Chief Financial Officer